UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, DC 20549

FORM 8-K

CURRENT REPORT PURSUANT
TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported): August 9, 2012

HOSPITALITY PROPERTIES TRUST

(Exact Name of Registrant as Specified in Its Charter)

Maryland

(State or Other Jurisdiction of Incorporation)

1-11527	04-3262075
(Commission File Number)	(IRS Employer Identification No.)

Two Newton Place 255 Washington Street, Suite 300, Newton, Massachusetts	02458-1634
(Address of Principal Executive Offices)	(Zip Code)

617-964-8389

(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐            Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐            Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐            Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐            Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 8.01.  Other Events.

On August 9, 2012, Hospitality Properties Trust, or the Company, agreed to sell $500,000,000 aggregate principal amount of its 5.000% Senior Notes due 2022, or the Notes, in an underwritten public offering.  The Notes are expected to be issued on August 16, 2012, and will be issued under a supplemental indenture to the Company’s indenture dated February 25, 1998.  The Notes will be senior unsecured obligations of the Company, and will have substantially the same covenants as the series of the Company’s senior unsecured notes most recently issued under that indenture, except that, for purposes of the financial covenant setting a maximum ratio of the Company’s total unencumbered assets, as defined, to the aggregate unsecured debt, as defined, of the Company and its subsidiaries on a consolidated basis, certain joint venture interests, as defined, are excluded from total unencumbered assets.

The Company intends to use the estimated $488.2 million of net proceeds after expenses from this offering to prepay in full at par the $287 million outstanding principal amount of its 6.75% senior notes which mature on February 15, 2013, to redeem some of its outstanding 7% series C cumulative redeemable preferred shares of beneficial interest with a liquidation preference of $25.00 per share and for general business purposes, which may include funding hotel renovation or rebranding costs and potential future acquisitions.  Pending such application, the Company may invest the net proceeds in short term investments, some or all of which may not be investment grade rated.

A prospectus supplement relating to the Notes will be filed with the Securities and Exchange Commission, or the SEC.  This Current Report on Form 8-K shall not constitute an offer to sell or the solicitation of an offer to buy nor shall there be any sale of these securities in any state or jurisdiction in which such offer, solicitation or sale would be unlawful prior to registration or qualification under the securities laws of any such state or jurisdiction.

The brief descriptions of the covenants applicable to the Notes and the related definitions are qualified in their entirety by reference to such covenants and definitions as they appear in the supplemental indenture for the Notes, the form of which is filed as Exhibit 4.1 to this Current Report on Form 8-K, or in the related indenture, a copy of which is filed as Exhibit 4.3 to the Company’s Annual Report on Form 10-K for the year ended December 31, 1997, filed with the SEC, each of which is incorporated herein by reference.

WARNING CONCERNING FORWARD LOOKING STATEMENTS

THIS CURRENT REPORT ON FORM 8-K CONTAINS STATEMENTS WHICH CONSTITUTE FORWARD LOOKING STATEMENTS WITHIN THE MEANING OF THE PRIVATE SECURITIES LITIGATION REFORM ACT OF 1995 AND OTHER SECURITIES LAWS. THESE FORWARD LOOKING STATEMENTS ARE BASED UPON THE COMPANY’S PRESENT INTENT, BELIEFS OR EXPECTATIONS, BUT FORWARD LOOKING STATEMENTS ARE NOT GUARANTEED TO OCCUR AND MAY NOT OCCUR FOR VARIOUS REASONS, INCLUDING SOME REASONS WHICH ARE BEYOND THE COMPANY’S CONTROL.  FOR EXAMPLE:

•                  THIS REPORT STATES THAT THE ISSUANCE OF THE NOTES IS EXPECTED TO OCCUR ON AUGUST 16, 2012, AND THAT THE COMPANY EXPECTS TO PREPAY IN FULL AT PAR THE $287 MILLION OUTSTANDING PRINCIPAL AMOUNT OF THE COMPANY’S 6.75% SENIOR NOTES DUE 2013, OR NOTES DUE 2013, AND TO REDEEM SOME OF ITS OUTSTANDING 7% SERIES C CUMULATIVE REDEEMABLE PREFERRED SHARES, OR SERIES C PREFERRED SHARES. THE SETTLEMENT OF THIS OFFERING IS SUBJECT TO VARIOUS CONDITIONS AND CONTINGENCIES AS ARE CUSTOMARY IN UNDERWRITING AGREEMENTS IN THE UNITED STATES. IF THESE CONDITIONS ARE NOT SATISFIED OR THE SPECIFIED CONTINGENCIES DO NOT OCCUR, THIS OFFERING MAY NOT CLOSE AND THE COMPANY MAY NOT PREPAY THE NOTES DUE 2013 OR REDEEM SOME OF THE SERIES C PREFERRED SHARES.

YOU SHOULD NOT PLACE UNDUE RELIANCE UPON THE COMPANY’S FORWARD LOOKING STATEMENTS.

EXCEPT AS REQUIRED BY LAW, THE COMPANY DOES NOT INTEND TO UPDATE OR CHANGE ANY FORWARD LOOKING STATEMENTS AS A RESULT OF NEW INFORMATION, FUTURE EVENTS OR OTHERWISE.

Item 9.01.  Financial Statements and Exhibits.

(d)	Exhibits.

1.1

Underwriting Agreement dated as of August 9, 2012, between Hospitality Properties Trust and the underwriters named therein, pertaining to $500,000,000 in aggregate principal amount of 5.000% Senior Notes due 2022.

4.1	Form of Supplemental Indenture No. 14 between Hospitality Properties Trust and U.S. Bank National Association, including the form of 5.000% Senior Note due 2022.

5.1	Opinion of Sullivan & Worcester LLP.

5.2	Opinion of Venable LLP.

8.1	Opinion of Sullivan & Worcester LLP re: tax matters.

23.1	Consent of Sullivan & Worcester LLP (contained in Exhibits 5.1 and 8.1).

23.2	Consent of Venable LLP (contained in Exhibit 5.2).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

HOSPITALITY PROPERTIES TRUST

	By:	/s/ Mark L. Kleifges
	Name:	Mark L. Kleifges
	Title:	Treasurer and Chief Financial Officer

Date: August 13, 2012